Exhibit 24
Power of Attorney

      Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Jonathan H. Glenn, Christopher K. Logsdon and Sundeep Reddy, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

      (1) prepare, execute in the name of and on behalf of the undersigned, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

      (2) prepare, execute in the name and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of MedAssets, Inc., a Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

      (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment of amendments thereto, and timely and file such form with the SEC and any stock exchange or similar authority; and

      (4) take any and all other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned night or could do if present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or the rules thereunder.

      This Power of Attorney shall remain in full force and effect until the undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in any equity security or derivative security relating to the Company, whether or not issued by the Company, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 12/12/2007.

By:

/s/ John Rutherford
-----------------------------------
Name: John C. Rutherford


PARTHENON INVESTORS, L.P.
By:  Parthenon Investment Advisors, L.L.C.,
its General Partner
By:  Parthenon Investment Partners, L.L.C.,
its Managing Member

By:   /s/ John Rutherford
-----------------------------------
Name:  John C. Rutherford
Title:  Managing Member


PCIP INVESTORS
By: Parthenon Capital, LLC.,its
Managing Partner

By:   /s/ John Rutherford
-----------------------------------
Name:  John C. Rutherford
Title:  Managing Member


PARTHENON CAPITAL, INC.

By:   /s/ John Rutherford
-----------------------------------
Name:  John C. Rutherford
Title:  Director, Treasurer and
        Assistant Secretary


PARTHENON CAPITAL, LLC

By:   /s/ John Rutherford
-----------------------------------
Name:  John C. Rutherford
Title:  Managing Member


STATE OF Mass.)
		       ):  ss.:
COUNTY OF Suffolk)

      On this 12th day of December, 2007, before me personally came John Rutherford, to me known and who by me duly sworn did depose and say that such individual is duly authorized to execute the foregoing Power of Attorney and that such individual duly and properly signed their name thereto.

/s/ Cheryl Pasquarosa
-----------------------------------
Notary Public



Exhibit 99
Form 3 Joint Filer Information

Name:  PARTHENON INVESTORS, L.P.
Address:  265 Franklin Street
          18th Floor
          Boston, MA  02109
Designated Filer:  Parthenon Capital, Inc.
Issuer:  MedAssets, Inc.
Ticker Symbol:  MDAS
Date of event requiring reporting:  December 12, 2007

Name:  PCIP INVESTORS
Address:  265 Franklin Street
          18th Floor
          Boston, MA  02109
Designated Filer:  Parthenon Capital, Inc.
Issuer:  MedAssets, Inc.
Ticker Symbol:  MDAS
Date of event requiring reporting:  December 12, 2007